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                                                                    EXHIBIT 23.4
                                                               (Bank Mutual S-1)


[RP FINANCIAL, LC. LETTERHEAD]



                                August 28, 2000


Board of Directors
Mutual Savings Bank
4949 West Brown Deer Road
Milwaukee, Wisconsin 53233

Members of the Board of Directors:



     We hereby consent to the use of our firm's name in the Form MHC-1 and the Form MHC-2, and any amendments thereto, for Mutual Savings Bank. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report, our Appraisal Update Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form S-1, as amended, including the Prospectus of Bank Mutual Corporation.




                                                  Sincerely,

                                                  RP FINANCIAL, LC.

                                                  /s/ Gregory E. Dunn
                                                  -------------------------
                                                  Gregory E. Dunn
                                                  Senior Vice President